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                                                                    EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated June 4, 1998, with respect to the combined financial statements of SLM Group, Inc. and subsidiaries as of March 31, 1998 and 1997 and the related combined statements of income and retained earnings, and cash flows included herein and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG LLP

San Antonio, Texas
September 24, 1999